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                                                                    EXHIBIT 99.1

                                 PeoplePC/Ford
                                Model E Program

On May 15, Ford Motor Company deferred further rollout of the Ford Model E (Employee Connectivity) program. The initial rollout of Model E in the U.S. was successfully completed earlier this year.

Following this action, PeoplePC and Ford amended their Model E Program agreement to end their supply relationship for the sale of computers and Internet connectivity. PeoplePC and Ford will continue to work together under the terms of the agreement to provide services and support for the more than 165,000 Ford employees in the U.S., the Philippines, Canada, and the U.K. who are currently PeoplePC members.